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                                                                  EXHIBIT (j)(1)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in this Post-Effective Amendment No. 48 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 2-90946) on behalf of Eaton Vance Strategic Income Fund of our report dated December 11, 1998, relating to the Fund referenced above and of our report dated December 11, 1998 relating to Strategic Income Portfolio, which reports are included in the Annual Report to Shareholders for the year ended October 31, 1998, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Other Service Providers" in the Statement of Additional Information of the Registration Statement.


                                  /s/ PricewaterhouseCoopers LLP
                                  ------------------------------
                                  PRICEWATERHOUSECOOPERS LLP


February 19, 1999
Boston, Massachusetts

                                      C-14